Exhibit 99.4

                             LOCK-UP AGREEMENT


THIS AGREEMENT made as of and dated for reference the 16th day of October,
1997

AMONG:

     The undersigned shareholders of FLOTEK INDUSTRIES INC.

     (hereinafter called the "Undesigned")

AND:

     FLOTEK INDUSTRIES,, an Alberta corporation having an office and place of business at 7030 Empire Central Drive, Houston, Texas U.S.A., 77040.

     (hereinafter called the "Company")

AND:

     TOSI, L.P., a Texas limited partnership having an office and place of business at 3900 Thanksgiving Tower, Dallas, Texas U.S.A. 75201

     (the "Lender")

WITNESS THAT WHEREAS:

A. The Company has requested and the Lender has agreed to provide the Borrower with a secured non-revolving loan (the "Loan") in the aggregate principal amount of $750,000 (U.S. funds) on the terms and conditions set forth in that certain loan agreement (the "Loan Agreement") dated October 16, 1997 between the Company and the Lender;

B. The Lender has required, as a condition precedent to providing the Loan, that the Undersigned, as significant shareholders of the Company, agree not to dispose of any of their shares in the capital of the Company for a period of one year next following the date of this Agreement;

C. The Undersigned collectively have a significant interest in the Company by virtue of their shareholdings and are of the view that the Loan is in the best interests of the Company;

THEREFORE, in consideration of the premises and the sum of $10 now paid by the Company and the Lender to each of the Undersigned (receipt and sufficiency whereof is hereby acknowledged by each of the Undersigned), the Undersigned represent and warrant to and covenant and agree with the Company and the Lender as follows:

1. All of the shares (collectively the "Shares") in the capital of the Company legally and/or beneficially owned or controlled, directly or indirectly, by the Undersigned as set forth opposite their respective names at the end of the Agreement.

2. The Undersigned will not, for a period of one year next following the date of the Agreement, in any manner whatsoever, directly or indirectly, sell, assign, transfer, option, pledge, mortgage or otherwise deal with any of the Shares or any legal or beneficial interest in any of the Shares without the prior written consent of the Lender, except:

     a. as may be required by reason of the death or bankruptcy of any one or more of the Undersigned, and in any such instance of death or bankruptcy, the person or persons acquiring any interest in the Shares so passing shall acquire the same subject to this Agreement; and

     b. the Undersigned shall be entitled to trade up to 100,000 of the Shares for the purpose of maintaining an orderly market.

3. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

4. This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their personal representatives, successors and permitted assigns.

5. This Agreement may be executed in counterparts and all copies hereof so executed shall together constitute one original agreement and shall be read together and construed as if all the signing parties hereto had executed one copy of the Agreement.

IN WITNESS WHEREOF, the Undersigned, the Company and the Lender have executed these presents as of the day and year first above written.

FLOTEK INDUSTRIES INC.
Per:


/s/ William G. Jayroe
Authorized Signatory

TOSI, L.P. by its General Partner
PITMAN PROPERTY CORP.
Per:


/s/ J. W. Beavers, Jr.
Authorized Signatory






NAME OF SHAREHOLDER
NO. OF
SHARES
  SIGNATURE OF SHAREHOLDER
  OR AUTHORIZED SIGNATORY







Camuri Holdings LLP
4,375,452
  Per: /s/ [illegible]
     Authorized Signatory


Hector Dominguez
87,000
  /s/ Hector Dominguez


Hector Dominguez
(Name - Please Print)


(Name - Please Print)


(Name - Please Print)

















This is page 3 of a Lock-Up Agreement made as of October 16, 1997 among those shareholders of Flotek Industries Inc. whose names appear above, Flotek Industries Inc. and TOSI, L.P.